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Exhibit 10.1.5

CELSION CORPORATION
2007 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

        THIS STOCK AGREEMENT (this "Agreement") is made and entered into as of the    day of                        , by and between CELSION CORPORATION (the "Corporation"), a Delaware corporation, and                                    , an individual employed by or performing services for the Corporation ("Grantee").

ARTICLE 1
GRANT OF OPTION

        Section 1.1 Grant of Restricted Stock.    Subject to the provisions of this Agreement, and pursuant to the provisions of the Celsion Corporation 2004 Stock Incentive Plan (the "Plan"), the Corporation hereby grants to Grantee, as of the Grant Date specified in Attachment A, a Restricted Stock (the "Grant") of the type stated in Attachment A to require all or any part of the number and class of shares of Common Stock set forth on Attachment A ("Shares").

ARTICLE 2
VESTING

        Section 2.1 Vesting Schedule.    Subject to earlier termination or acceleration in accordance with the remaining provisions of this Agreement, the Plan or otherwise, the Grant will vest on the dates (each, a "Vesting Date"), and with respect to the number of Shares, specified in Attachment A, provided that the Shares subject to vesting on a particular Vesting Date shall so vest only if Grantee shall have been in the continuous employ of or affiliation (as a consultant or director) with the Corporation from the Grant Date through such Vesting Date.

        Section 2.2 Acceleration Upon Change of Control.    Notwithstanding any language to the contrary contained herein, if this Agreement is in effect at the time of the occurrence of a "Change of Control" event, all Grant granted hereunder not then vested shall automatically fully vest and become immediately exercisable simultaneously with the occurrence of such Change of Control event. For purposes of this Agreement, "Change of Control" event, means (A) if any Person, or combination of Persons (as hereinafter defined), or any affiliate of any of the above, is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the total number of outstanding shares of common stock of the Corporation; (B) if individuals who, on the date of this Agreement, constitute the Board (the "Incumbent Directors") cease, for any reason, to constitute at least a majority thereof, provided that any new director whose election was approved by a vote of at least seventy-five percent (75%) of the Incumbent Directors (or directors theretofore approved by the Incumbent Directors) shall be treated as an Incumbent Director; or (C) the Corporation sells substantially all of its assets to a purchaser other than a subsidiary. For purposes hereof, "person" shall mean any individual, partnership, joint venture, association, trust, or other entity, including a "group" deemed to be so for purposes of Section 3(d)(3) of the Securities Exchange Act of 1934.

ARTICLE 3
TERMINATION OF EMPLOYMENT

        Section 3.1 Unvested Portion.    Subject to earlier termination in accordance with the remaining provisions of this Agreement, the Plan or otherwise, the unvested portion of the Grant shall terminate upon termination of Grantee's employment by or affiliation (as a consultant or director) with the Corporation for any reason.

ARTICLE 4
MISCELLANEOUS

        Section 4.1 Non-Guarantee of Employment.    Nothing in the Plan or this Agreement shall be construed as an employment, consulting or similar services contract between the Corporation (or an affiliate) and Grantee, or as a contractual right of Grantee to continue as an employee or, consultant to the Corporation (or an affiliate) or in any similar capacity, or as a limitation of the right of the Corporation (or an affiliate) to discharge Grantee at any time.

        Section 4.2 No Rights of Stockholder.    Grantee (or, in the case of death or disability, Grantee's Representative or Guardian) shall not have any of the rights of a stockholder with respect to the Shares that may be issued upon the exercise of the Grant until such Shares have been fully paid for and duly issued thereto upon the due exercise of the Grant.

        Section 4.3 Withholding of Taxes.    The Corporation or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of Shares) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the vesting of the Grant or the disposition (as that term is defined in §424(c) of the Code) of Shares acquired pursuant to the vesting of the Grant. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Corporation or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Corporation may refuse to issue any certificate for Shares until such time, if any, as arrangements satisfactory to the Committee for such payment have been made.

        Section 4.4 Agreement Subject to Charter and Bylaws.    This Agreement is subject to the Charter and Bylaws of the Corporation, and any applicable Federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the State of Delaware.

        Section 4.5 Gender and Number.    Except as the context otherwise requires, terms used herein in the singular shall extend to and include the plural, terms used in the plural shall extend to and include the singular and works used in either gender or the neuter shall extend to and include each other gender or be neutral.

        Section 4.6 Headings.    Captions to and headings of the various provisions hereof are solely for the convenience of the parties, are not a part of this agreement, and shall not be used for the interpretation of or determination of the validity of this Agreement or any term or provision hereof.

        Section 4.7 Notices.    All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered, sent by courier or reputable overnight delivery company, transmitted by facsimile, e-mail or other electronic means (provided that the party giving such notice or effecting such communication receives confirmation of transmittal thereof), or mailed by certified mail, addressed to Grantee at the address or facsimile number contained in the records of the Corporation, or addressed to the Committee, care of the Corporation for the attention of its Secretary at its principal office. Any notice or other communication shall be deemed given on the date of actual delivery, if hand delivered, on the business day next succeeding the date of dispatch, if sent by courier or delivery company or if transmitted by facsimile, e-mail or similar electronic means, and on the third business day following dispatch if mailed.

        Section 4.8 Entire Agreement; Modification.    The Agreement, including Attachments A and B hereto, which are incorporated herein by reference and made a part hereof, together with the Plan and any other agreement that makes reference hereto or to the Plan contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

        Section 4.9 Conformity with Plan.    This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Grantee acknowledges by signing this Agreement that he or she has received and reviewed a copy of the Plan.

        IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

ATTEST:	CELSION CORPORATION
	By:		(SEAL)
Name:	Name:	Michael H. Tardugno
Title:	Title:	President and Chief Executive Officer
WITNESS:	GRANTEE

(SEAL)
Name:

3

ATTACHMENT A

Grantee:
Type of Grant:
Grant Date:
Number and Class of Shares:
Vesting Schedule:
The Option shall become vested and exercisable with respect to:
of the shares subject to Grant on
of the shares subject to Grant on
of the shares subject to Grant on

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  Exhibit 10.1.5
CELSION CORPORATION 2007 STOCK INCENTIVE PLAN RESTRICTED STOCK AGREEMENT
ARTICLE 1 GRANT OF OPTION
ARTICLE 2 VESTING
ARTICLE 3 TERMINATION OF EMPLOYMENT
ARTICLE 4 MISCELLANEOUS
ATTACHMENT A